As filed with the U.S. Securities and Exchange Commission on January 24, 2025

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CCSC Technology International Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

301-03, 13/f Shatin Galleria, 18-24 Shan Mei St

Fotan, Shatin, Hong Kong

00852-26870272

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Lisa Forcht, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 24, 2025

CCSC Technology International Holdings Limited

$100,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

We may, from time to time, in one or more offerings, offer and sell up to $100,000,000 of our Class A ordinary shares, par value $0.0005 per share (“Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately, as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “CCTG.” On January 22, 2025, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $1.615 per share.

We are a “foreign private issuer” and we are currently an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. Subject to any other conditions as prescribed in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we will no longer be an “emerging growth company,” as defined in the JOBS Act, from the last day of the fiscal year ending March 31, 2029.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 10 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

As of the date of this prospectus, our director and chairman of the Board, Dr. Chi Sing Chiu, beneficially owns approximately 98.76% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under the Nasdaq listing rules. For more information about risks relating to “controlled company”, see “Item 3. Key Information — D. Risk Factors  — Risks Relating to Our Ordinary Shares and This Offering — Since Dr. Chi Sing Chiu, the chairman of the board of directors of the Company, will own at least 50% of our Ordinary Shares following the initial public offering, he will have the ability to elect directors and approve matters requiring shareholder approval by way of resolution of members” on page 23 of the 2024 Annual Report and “Risk Factors — Our director and chairman of the Board, Dr. Chi Sing Chiu, has substantial influence over our Company. His interests may not be aligned with the interests of our other shareholders” on page 10 of this prospectus.

We are not a Chinese operating company, but rather a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through operating wholly-owned subsidiaries established in Hong Kong, mainland China, the Netherlands, and Serbia. As such, our corporate structure involves unique risks to investors. Investors of our Class A Ordinary Shares do not directly own any equity interests in our operating subsidiaries, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could intervene in or influence the operations of our operating subsidiaries, including disallowing our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions may result in a material change in our operations and impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 4 of the 2024 Annual Report.

We are subject to legal and operational risks associated with being based in and having the majority of our operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, and adopting new measures to extend the scope of cybersecurity reviews. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that, among other, an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration became effective on January 1, 2025. As confirmed by Jincheng Tongda & Neal Law Firm, or JT&N, our counsel as to PRC law, since we are not an online platform operator that possesses over one million users’ personal information or engages in data processing activities that affect or may affect national security, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures and the Regulations on Network Data Security Administration. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented in the future and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Regulations on Network Data Security Administration. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Recent greater oversight by the CAC over cybersecurity and data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business” on page 2 of the 2024 Annual Report.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinion; the newly revised Anti-Monopoly Law was promulgated on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange, because neither the Company nor its PRC subsidiary engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. JT&N, our counsel as to PRC law, has advised us that, as the CSRC notified us in writing that we do not fall within the scope of the filing requirements under the Trial Measures, we believe that we are not required to obtain permission or approvals from the competent Chinese authorities for the listing and trading of our Class A Ordinary Shares on U.S. exchanges. Given the current PRC regulatory environment, it is uncertain whether we or our PRC subsidiary will be required to obtain approvals from the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals. If we are unable to obtain such approvals if required in the future, or inadvertently conclude that such approvals are not required then the value of our Class A Ordinary Shares may depreciate significantly or become worthless. For details, see “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China — The approval of the China Securities Regulatory Commission and other compliance procedures may be required in the future in connection with any of our future offerings, and, if required, we cannot predict whether we will be able to obtain such approval” and “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China — The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future” on pages 3 to 4 of the 2024 Annual Report.

JT&N, our counsel as to PRC law, has advised us that, as of the date of this prospectus, we and our PRC subsidiary have received from the PRC authorities all requisite licenses, permissions, or approvals that are required and material for conducting our operations in China, such as business licenses and import and export filings. However, it is uncertain whether we or our PRC subsidiary will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in non-compliance and material change in our operations, and the value of our Class A Ordinary Shares could depreciate significantly or become worthless.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus, (1) the Company transferred approximately $5.15 million and $nil to a subsidiary, CCSC Interconnect Technology Limited, in fiscal years 2024 and 2023, respectively, and no other cash transfers or transfers of other assets have occurred between the Company and its subsidiaries, and (2) the Company and its subsidiaries have not made any dividends or distributions to investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors.

A significant amount of our business is conducted in mainland China by our PRC subsidiary, CCSC Interconnect DG, the books and records of which are maintained in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, we may rely on dividend payments from the PRC subsidiary. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiary to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Cash dividends, if any, on our Class A Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including, without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE, CCSC Interconnect DG, to CCSC Technology Group, in which case, we would be subject to the higher withholding tax rate of 10% on dividends received. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate if and when our PRC subsidiary plans to declare and pay dividends to our Hong Kong subsidiary, CCSC Technology Group.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” on page 12 of the 2024 Annual Report.

Our Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (“HFCAA”) if the Public Company Accounting Oversight Board of the United States (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law as part of the Consolidated Appropriations Act, which amended the HFCAA by reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed the Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. Our former auditor, Friedman LLP, the independent registered public accounting firm that issued the audit report included in the annual report for our initial public offering, was headquartered in the City of New York and registered with the PCAOB during the time it served as our independent auditor. Effective on September 1, 2022, Friedman LLP combined with Marcum LLP. The services previously provided by Friedman LLP were then provided by Marcum Asia CPAs LLP (“MarcumAsia”), which is a PCAOB registered public accounting firm headquartered in New York. On November 1, 2024, we appointed Enrome LLP (“Enrome”) as our independent registered public accounting firm. Enrome replaces MarcumAsia, which we dismissed on the same day. Our current and former auditors are all subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and have been inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, our offering is not affected by the HFCAA and related regulations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. There is a risk that our auditor cannot be inspected by the PCAOB in the future, and if the PCAOB determines that it cannot inspect or fully investigate our auditor for two consecutive years beginning in 2022, our securities will be prohibited from trading on a national exchange or over-the-counter under the HFCAA, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. For details, see “Item 3. Key Information — D. Risk Factors —Risk Factors — Risks Relating to Doing Business in China — The HFCAA and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor” on page 6 of the 2024 Annual Report.

We are a “foreign private issuer” and we are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 8 of this prospectus for additional information.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“BVI” are to the “British Virgin Islands”;

●	“CCSC Group” are to our direct wholly-owned subsidiary, CCSC Group Limited, an exempted company with limited liability incorporated under the laws of the BVI;

●	“CCSC Interconnect DG” are to CCSC Technology Group’s wholly-owned subsidiary, Dongguan CCSC Interconnect Electronic Technology Limited, a company organized under the laws of the PRC;

●	“CCSC Interconnect NL” are to CCSC Technology Group’s wholly-owned subsidiary, CCSC Interconnect Technology Europe B.V., a private limited liability company organized under the laws of the Netherlands;

●	“CCSC Technology Group” are to CCSC Group’s direct wholly-owned subsidiary, CCSC Technology Group Limited, a limited liability company incorporated under the laws of Hong Kong;

●	“Class B Ordinary Shares” are to Class B ordinary shares of the Company, par value $0.0005 per share;

●	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau for the purposes of this prospectus;

●	“Exchange Act” are to the Securities Exchange Act of 1934;

●	“mainland China” are to the mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“PRC subsidiary” and “WFOE” are to CCSC Interconnect DG;

●	“RMB” are to Renminbi, the official currency of mainland China;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Serbia” are to the Republic of Serbia;

●	“U.S. dollars,” “$,” and “US$” are to the legal currency of the United States; and

●	“we,” “us,” “the Company”, “our”, “our company”, or “CCSC Cayman” are to CCSC Technology International Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Overview

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations through operating direct wholly-owned subsidiaries established in Hong Kong, mainland China, the Netherlands, and Serbia primarily in the sale, design and manufacturing of interconnect products, including connectors, cables and wire harnesses. As of the date of this report, we have a diversified global customer base located in more than 25 countries throughout Asia, Europe, the Americas, and Australia.

Interconnect products are essential components that form physical or logical connections between two electronic devices or networks. We specialize in customized interconnect products, including connectors, cables and harnesses that are used for a range of applications in a diversified set of industries, including industrial, automotive, robotics, medical equipment, computer, network and telecommunication, and consumer products.

We produce both OEM and ODM interconnect products for manufacturing companies that produce end products, as well as electronic manufacturing services (“EMS”) companies, that procure and assemble products on behalf of such companies. OEM products refer to products we manufacture based on design and specifications provided by customers, while ODM products refer to those products that we design, develop and manufacture based on the specifications provided by customers. For the fiscal years ended March 31, 2024, 2023 and 2022 and the six months ended September 30, 2024 and 2023, almost all, or more than 99%, of our sales were attributed to manufacturing companies and EMSs, while the remaining sales were attributed to dealers who resell interconnect products. Many of our customers are global name-brand manufacturers, such as Linak, Danfoss, Bitzer, Maersk, Universal Robots, Philips, Osram, Flextronics, Harman and Vtech, with whom we have established long-term working relationships.

We work closely with our customers in developing products and providing solutions that meet their specific requirements for the end applications, and believe that our focus on customers’ needs has contributed to our steady growth in the last two decades. We strive to achieve high customer satisfaction by (1) providing value-added services such as our “design for manufacturing” (“DFM”) analysis, through which we routinely analyze product design and specifications based on end application requirements to ensure final products achieve optimal results for customers, and (2) providing prompt and effective responses to customer inquiries and requests by utilizing our in-house management information system, which is designed to store, track and analyze data collected from various operational units, including sales, procurement, production, quality control, and engineering. Additionally, in order to better service our growing customer base in Europe, in 2016, we established our Netherlands subsidiary, CCSC Interconnect NL, which has since served as our European logistics and service hub.

We seek to deliver quality products at competitive prices through a vertically integrated production process. CCSC Interconnect DG, our PRC subsidiary, is our manufacturing and product development hub. CCSC Interconnect DG leases a facility in Dongguan, Guangdong Province, where more than 260 employees carry out design and development, engineering, manufacturing and assembly, and quality control of our products. While we strive to achieve efficiency and low costs by standardizing and optimizing certain processes across the production cycle, we understand the importance of maintaining the quality of our products. Our team of more than 25 quality assurance specialists strictly enforce our quality control protocols at every step of the production process.

Our product research and development capabilities have been a cornerstone of our success. Our engineering team that is responsible for product research and development currently has 29 employees, many of whom are experienced mechanical and electrical engineers. We hold the rights to 72 patents registered with the PRC intellectual property agency.

CCSC Interconnect DG has been certified as a HNTE since 2016 and, therefore, enjoys a preferred income tax rate of 15%. The HNTE accreditation may be renewed every three year, and, as of the date of this prospectus, we are in the process of renewing the HNTE accreditation for 2025 to 2027. In July 2023, CCSC Interconnect DG was selected by the Ministry of Industry and Information Technology (MIIT) of China as a “Specialized Refinement Differential Innovation Little Giant Enterprise”, a recognition given to small and medium-sized enterprises that specialize in niche sectors and boast strong innovative capability. We intend to continually invest in our engineering team and further enhance our research and development capabilities.

We are led by a management team with extensive experience in research and development, manufacturing and commercialization of interconnect products. We believe our management team is well positioned to lead us through the development and commercialization of new products, while maintaining and improving the market position of our existing products.

Our revenue was approximately $14.75 million, $24.06 million and $27.17million, for the fiscal years ended March 31, 2024, 2023 and 2022, respectively. Our net loss was approximately $1.30 million, and net income was approximately $2.21 million and $2.29 million, for the fiscal years ended March 31, 2024, 2023 and 2022, respectively. For the six months ended September 30, 2024 and 2023, we had total revenue of approximately US$9.22 million and US$7.50 million, respectively, and net loss of approximately US$0.74 million and net income of approximately US$0.41 million, respectively.

For the fiscal years ended March 31, 2024, 2023 and 2022, approximately 61.6%, 63.3% and 58.8% of our revenue was generated from our top ten customers, respectively. For the six months ended September 30, 2024 and 2023, approximately 61.2% and 61.5% of our revenue was generated from our top ten customers, respectively.

Regulatory Developments on Overseas-listing

Recently, the Chinese government promulgated a series of statements and actions to regulate business operations in China with limited advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts with respect to anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions”, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Moreover, the CAC promulgated the Cybersecurity Review Measure that became effective on February 15, 2022, which extends the scope of cybersecurity review to online platform operators engaging in data processing activities that affect or may affect national security, including listing in a foreign country, and require a mandatory clearance of cybersecurity review to be completed by online platform operators that possess personal information of more than 1 million users. See “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China — Recent greater oversight by the CAC over cybersecurity and data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our proposed offering” on page 2 of the 2024 Annual Report.

On August 8, 2006, six PRC governmental and regulatory agencies, including the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, that became effective on September 8, 2006, and was amended on June 22, 2009. The M&A Rules, among other things, require that offshore special purpose vehicles, or “SPVs”, that are controlled by mainland China companies or individuals and that have been formed for overseas listing purposes through acquisitions of mainland China domestic interests held by such companies or individuals, shall obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval” on page 2 of the 2024 Annual Report.

In addition, on February 17, 2023, the CSRC promulgated the “Trial Measures” and five (5) supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer or list securities overseas, by both direct and indirect means, shall submit the filing materials with the CSRC as required by the Trial Measures within three (3) business days following its submission of an application for its initial public offering or listing to overseas securities authorities. If the PRC domestic company fails to complete the required filing procedures, conceals any material fact, or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. In compliance with the Trial Measures, we submitted our filing materials to the CSRC on August 31, 2023. Upon examination of our filing materials, the CSRC informed us in writing on November 6, 2023 that we do not fall within the scope of the filing requirements and are thus not required to complete the filing procedures under the Trial Measures at this time. However, we cannot assure you that we will not become subject to the filing requirements in the future, if the CSRC issues any further guidelines that otherwise subjects us to them. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future” on page 4 of the 2024 Annual Report.

Based on the opinion of our PRC counsel, JT&N, we are not required by any currently effective PRC laws or regulations to obtain approval, permission, or clearance from any other PRC authorities to issue our securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Further, JT&N has advised us that, based on their understanding of the current PRC laws and regulations, as of the date of this prospectus, we and/or our PRC subsidiary (i) are not subject to the cybersecurity review by the CAC, as stipulated in the Cybersecurity Review Measure, since we are not deemed to be a critical information infrastructure operator or online platform operator possessing personal information of more than 1 million users; (ii) are not subject to the CSRC approval in the context of this offering as required under M&A Rules, as we formed our PRC subsidiary, CCSC Interconnect DG, by way of equity investment rather than by a merger with or acquisition of a PRC company.

Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our business operation, our ability to accept foreign investments or list on a U.S. exchange. There is a possibility that we could have inadvertently concluded that we are not subject to such review or approval. Given the current PRC regulatory environment, we cannot assure you that we or our PRC subsidiary would be able to obtain clearance from the CAC if we are deemed to be subject to cybersecurity review in the future. Further, while the CSRC has determined that we do not fall within the scope of the filing requirements under the Trial Measures at this time, we cannot assure you that we will not become subject to the filing requirements in the future, if the CSRC issues any further guidelines that otherwise subjects us to them. If we are unable to complete the filings with the CSRC or obtain its approval in the future, should it be required at a later date, or if we inadvertently conclude that such approval or clearance is not required, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completely hindered, and the value of our Ordinary Shares may depreciate significantly or become worthless. See “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China” of the 2024 Annual Report.

Permissions from the PRC Authorities

As of the date of this prospectus, we and our PRC subsidiary have received from the PRC authorities all requisite licenses, permissions, or approvals that are required for conducting our operations in China, such as business licenses, and import and export filings. However, it is uncertain whether we or our PRC subsidiary will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. If (i) we do not receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable PRC laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may be subject to fines or other penalties, including suspension of business and revocation of prerequisite licenses, which could result in a material change in our operations, and may have a material adverse effect on our business, financial condition or results of operations, and the value of our Ordinary Shares could depreciate significantly or become worthless. For more details, see “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions may result in a material change in our operations and impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 4 of the 2024 Annual Report.

Dividends and Distributions

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profits, if any, or share premium amounts, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus, (1) no cash transfer or transfer of other assets have occurred among the Company and its subsidiaries, (2) no dividends or distributions have been made by a subsidiary to the Company, and (3) the Company has not made any dividends or distributions to U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future, or any funds will be transferred from one entity to another. As such, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors. Under our current corporate structure, we rely on dividend payments from our operating subsidiaries to fund any cash and financing requirements we may have, including providing the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. There are no laws or regulations that restrict us from providing funding to or receiving dividends from our Hong Kong or Netherlands subsidiaries; however, the transfer of funds to or from our PRC subsidiary is subject to PRC laws and regulations.

We are permitted under PRC laws and regulations to provide funding to our PRC subsidiary only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. For more details, see “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China — PRC laws and regulations of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 10 of the 2024 annual report. Our PRC subsidiary is permitted to pay dividends only out of its retained earnings and is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. Our PRC subsidiary is also required to further set aside a portion of its after-tax profits to fund an employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Furthermore, dividends paid by our PRC subsidiary to its parent company will be subject to a 10% withholding tax, which can be reduced to 5% if certain requirements are met. For more details, see “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 9 of the 2024 Annual Report.

In addition, the PRC government imposes regulations on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. If the foreign exchange system of mainland China prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of mainland China and pay dividends in foreign currencies to our shareholders. There can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of mainland China and may adversely affect our business, financial condition and results of operations. For more details, see “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China — Governmental Controls and Restrictions on currency exchange may limit our ability to utilize our revenues effectively” on page 11 of the 2024 Annual Report, and “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” on page 11 of the 2024 Annual Report.

PCAOB’s Determinations on Public Accounting Firms Headquartered in Mainland China and in Hong Kong

Our Ordinary Shares may be delisted under the HFCAA and related regulations, if the PCAOB is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determinations”). On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement (the “SOP”) with the CSRC and the MOF, together with two protocol governing inspections and investigations (together, the “SOP Agreements”), to establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. Our former auditor, Friedman LLP, the independent registered public accounting firm that issued the audit report included elsewhere in this prospectus, was a PCAOB-registered public accounting firm headquartered in New York during the time it served as our independent auditor. Effective on September 1, 2022, Friedman LLP combined with Marcum LLP. The services previously provided by Friedman LLP were then provided by MarcumAsia, which is a PCAOB registered public accounting firm headquartered in New York. On November 1, 2024, we appointed Enrome as our independent registered public accounting firm. Enrome replaced MarcumAsia, which we dismissed on the same day. Our current and former auditors are all subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and have been inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, our offering is not affected by the HFCAA and related regulations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. However, there is a risk that our auditor cannot be inspected by the PCAOB in the future, and if the PCAOB determines that it cannot inspect or fully investigate our auditors for two consecutive years, our securities will be prohibited from trading on a national exchange or over-the-counter trading market, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. See “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China — The HFCAA and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor” on page 6 of the 2024 Annual Report.

Summary of Risk Factors

An investment in our Class A Ordinary Shares is subject to a number of risks, including risks relating to our business and industry, risks relating to doing business in China, and risk relating to our Ordinary Shares in this offering. You should carefully consider all the information in this prospectus before making an investment in the Class A Ordinary Shares. The following list summarizes some, but not all, of these risks. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” beginning on page 1 of the 2024 Annual Report and in the section titled “Risk Factors” beginning on page 10 of this prospectus.

Risks Relating to Doing Business in China

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations. For details, see the risk factor on page 1 of the 2024 Annual Report;

●	There are uncertainties regarding the enforcement of laws and rules and regulations in China, which can change quickly with little advance notice, and there is a risk that the Chinese government may exert more oversight and control over offerings that are conducted overseas, which could materially and adversely affect our business and hinder our ability to offer our securities or continue our operations, and cause the value of our securities to significantly decline or become worthless. For details, see the risk factor on page 2 of the 2024 Annual Report;

●	Recent greater oversight by the CAC over cybersecurity and data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our proposed offering. For details, see the risk factor on page 2 of the 2024 Annual Report;

●	The approval of the CSRC and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. For details, see the risk factor on page 3 of the 2024 Annual Report;

●	The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future. For details, see the risk factor on page 4 of the 2024 Annual Report;

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions may result in a material change in our operations and impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. For details, see the risk factor on page 4 of the 2024 Annual Report;

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in mainland China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within mainland China. For details, see the risk factor on page 5 of the 2024 Annual Report;

●	The HFCAA and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor. For details, see the risk factor on page 6 of the 2024 Annual Report;

●	We may face disruption to our technology systems, if our technology systems or the proprietary information and/or data collected and stored by our PRC subsidiary via such systems, particularly billing and client information, were to be accessed or tampered with by unauthorized persons, and, in any such case, our reputation and relationships with our customers could be harmed and our business could be materially and adversely affected. For details, see the risk factor on page 7 of the 2024 Annual Report;

●	Increases in labor costs in the PRC may adversely affect our business and our profitability. For details, see the risk factor on page 8 of the 2024 Annual Report;

●	Our PRC subsidiary has not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject us to penalties in the PRC. For details, see the risk factor on page 8 of the 2024 Annual Report;

●	PRC laws and regulations relating to offshore investment activities by mainland China residents may subject our mainland China resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us. For details, see the risk factor on page 9 of the 2024 Annual Report;

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business. For details, see the risk factor on page 9 of the 2024 Annual Report;

●	PRC laws and regulations of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business. For details, see the risk factor on page 10 of the 2024 Annual Report;

●	Fluctuations in exchange rates between the RMB and other currencies could have a material and adverse effect on our results of operations and the value of your investment. For details, see the risk factor on page 11 of the 2024 Annual Report;

●	Governmental control and restriction on currency exchange may limit our ability to utilize our revenues effectively. For details, see the risk factor on page 11 of the 2024 Annual Report;

●	To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets. For details, see the risk factor on page 12 of the 2024 Annual Report;

●	There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of mainland China. For details, see the risk factor on page 12 of the 2024 Annual Report;

●	Under the PRC Enterprise Income Tax Law (“EIT Law”), we may be classified as a mainland China “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our shareholders who are not mainland China residents and have a material adverse effect on our results of operations and the value of your investment. For details, see the risk factor on page 13 of the 2024 Annual Report;

●	We face uncertainty with respect to indirect transfers of equity interests in mainland China resident enterprises by their holding companies that are not mainland China resident companies. For details, see the risk factor on page 13 of the 2024 Annual Report;

●	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of CCSC Interconnect DG, and dividends payable by CCSC Interconnect DG to our offshore subsidiaries may not qualify to enjoy certain treaty benefits. For details, see the risk factor on page 14 of the 2024 Annual Report;

●	The M&A Rules and certain other PRC laws and regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in mainland China. For details, see the risk factor on page 14 of the 2024 Annual Report;

●	If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation. For details, see the risk factor on page 15 of the 2024 Annual Report; and

●	The disclosures in our reports and other filings with the SEC and our other public pronouncements may be subject to the scrutiny of any regulatory bodies in the PRC. For details, see the risk factor on page 15 of the 2024 Annual Report;

Risks Relating to Our Business

●	We operate in a highly competitive industry, and the scale and resources of some of our competitors may allow them to compete more effectively than we can, which could result in a loss of our market share and a decrease in our net revenues and profitability. For details, see the risk factor on page 15 of the 2024 Annual Report;

●	A disruption, termination or alteration of the supply of materials or components due to natural disasters, political and economic turmoil, or widespread disease or pandemics (such as the COVID-19 pandemic) could materially and adversely affect the sales of our products. For details, see the risk factor on page 16 of the 2024 Annual Report;

●	If we fail to acquire new customers or retain existing customers, especially our large customers, our business, financial condition and results of operations could be materially and adversely affected. For details, see the risk factor on page 16 of the 2024 Annual Report;

●	Increases in the price of raw materials could impact our ability to sustain and grow earnings. For details, see the risk factor on page 16 of the 2024 Annual Report;

●	We have limited sources of working capital and may need substantial additional financing. For details, see the risk factor on page 18 of the 2024 Annual Report;

●	The Company is dependent on the end markets, including industrial, automotive, robotics, medical equipment, computer, network and telecommunication, and consumer products, for the demand of its interconnect products, and is susceptible to negative trends relating to those industries that could adversely affect the Company’s operating results. For details, see the risk factor on page 18 of the 2024 Annual Report;

●	The Company’s international operations subject the Company to additional business risks that may have a material adverse effect on the Company’s business, operating results and financial condition. For details, see the risk factor on page 19 of the 2024 Annual Report; and

●	The Company’s business will suffer if the Company fails to develop and successfully introduce new and enhanced products that meet the changing needs of the Company’s customers. For details, see the risk factor on page 20 of the 2024 Annual Report;

Risks Relating to Our Ordinary Shares and This Offering

●	If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected. For details, see the risk factor on page 24 of the 2024 Annual Report;

●	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders. For details, see the risk factor on page 25 of the 2024 Annual Report;

●	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were an U.S. issuer. For details, see the risk factor on page 25 of the 2024 Annual Report; and

●	We do not intend to pay dividends for the foreseeable future. For details, see the risk factor on page 26 of the 2024 Annual Report;

Corporate Structure

We are a Cayman Islands exempted company incorporated on October 19, 2021. Exempted companies are Cayman Island companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (As Revised).

The following diagram illustrates our corporate structure as of the date of this prospectus.

Corporate Information

Our principal executive offices are located at 1301-03, 13/f Shatin Galleria, 18-24 Shan Mei St, Fotan, Shatin, Hong Kong, and our phone number is 00852-26870272. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the phone number of our registered office is +1 345 949 8066. Investors should submit any inquiries to the address and telephone number of our principal executive offices. We maintain a corporate website at http://www.ccsc-interconnect.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the “JOBS Act”. As long as we remain an emerging growth company, we may rely on exemptions from some of the reporting requirements applicable to public companies that are not emerging growth companies. In particular, as an emerging growth company, we:

●	may present only two (2) years of audited financial statements and only two (2) years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

As of the date of this prospectus, our director and chairman of the Board, Dr. Chi Sing Chiu, beneficially owns approximately 98.76% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” of this prospectus.

Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have adopted a dual class share structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to fifty (50) votes. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary share at any time by the holder thereof. Our Class A Ordinary Shares are not convertible into our Class B Ordinary Shares under any circumstances.

Only our Class A Ordinary Shares are tradable on the market. This voting structure may discourage investors from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

We cannot predict whether our dual class share structure with different voting rights will result in a lower or more volatile market price of the Class A Ordinary Shares, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of our dual class structure, we will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make the Class A Ordinary Shares less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of a multiple class structure and our dual class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case, the market price and liquidity of the Class A Ordinary Shares could be adversely affected.

Our director and chairman of the Board, Dr. Chi Sing Chiu, has substantial influence over our Company. His interests may not be aligned with the interests of our other shareholders.

As a result of the adoption of the dual class share structure and as of the date of this prospectus, our director and chairman of the Board, Dr. Chi Sing Chiu, beneficially owns approximately 98.76% of the aggregate voting power of our outstanding Ordinary Shares.

Accordingly, Dr. Chi Sing Chiu could have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. Dr. Chi Sing Chiu will also have the power to prevent or cause a change in control. Without the consent of Dr. Chi Sing Chiu, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of Dr. Chi Sing Chiu may differ from the interests of our other shareholders. The concentration in the voting power of our Ordinary Shares may cause a material decline in the value of our Class A Ordinary Shares.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus (as may be detailed in a prospectus supplement) up to a total dollar amount of $100,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of material provisions of our second amended and restated memorandum and articles of association as well as the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) insofar as they relate to the material terms of our Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entirety of our second amended and restated memorandum and articles of association, which have been filed with the U.S. Securities and Exchange Commission as Exhibit 4.2 to our Registration Statement on Form S-8 (File No. 333-282653), filed with the U.S. Securities and Exchange Commission on October 15, 2024.

Type and Class of Securities

Each Ordinary Share has a par value of US$0.0005 per share. As of the date of this prospectus, 6,581,250 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are issued and outstanding. Our Ordinary Shares may be held in either certificated or uncertificated form.

Preemptive Rights

The holders of our Ordinary Shares do not have pre-emptive rights under the Companies Act or pursuant to our second amended and restated memorandum and articles of association.

Limitations or Qualifications

Each Class A Ordinary Share entitles the holder thereof to one vote, and each Class B Ordinary Share entitles the holder thereof to fifty votes, on all matters subject to the vote at general meetings of our company.

Rights of Ordinary Shares

Ordinary Shares

We are authorized to issue 500,000,000 Ordinary Shares, par value US$0.0005 per share, comprising 495,000,000 Class A Ordinary Shares of a par value of US$0.0005 each and 5,000,000 Class B Ordinary Shares of a par value of US$0.0005 each. All of our issued and outstanding Ordinary Shares are fully paid. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our second amended and restated memorandum and articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Holders of our Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of our company. Each Class A Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B Ordinary Share shall be entitled to fifty votes on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders is by a show of hands unless a poll is demanded. A poll may be demanded by the chairperson of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our second amended and restated memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our second amended and restated memorandum and articles of association provide that we may, but shall not be obliged to, in each calendar year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding Ordinary Shares of our company that as at the date of the deposit carry the right to vote at general meetings of our company, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our second amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Conversion of Ordinary Shares

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share by delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares.

Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any person or entity which is not (a) an affiliate of such holder; (b) another holder of Class B Ordinary Shares; or (c) an affiliate of such other holder, each such Class B Ordinary Share shall be automatically and immediately converted into one Class A Ordinary Share upon the effectiveness of such transfer such that the recipient receives one Class A Ordinary Share for every one Class B Ordinary Share attempted to be transferred.

All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by either our board of directors or by our shareholders by ordinary resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by our shareholders by ordinary resolutions. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Issuance of Additional Shares

Our second amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our second amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our memorandum and articles of association and our register of mortgages and charges).

Requirements to Change the Rights of Holders of Ordinary Shares

Variations of Rights of Shares

Whenever our share capital is divided into different classes of shares, the rights attached to any class of shares, subject to any rights or restrictions for the time being attached to any class of shares, may only be materially and adversely varied with the consent in writing of holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially and adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Limitations on the Rights to Own Ordinary Shares

There are no limitations under the Companies Act or imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions

Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Ownership Threshold

There are no provisions in our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Different Jurisdictions

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made or a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our second amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director acts in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company - a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our second amended and restated memorandum and articles of association, as amended from time to time. The Companies Act (As Revised) of the Cayman Islands also imposes a number of statutory duties on a director.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our second memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated articles of association allow our shareholders holding shares which at the date of deposit of the requisition carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our second amended and restated memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our second amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our second amended and restated memorandum and articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or make any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; or (iv) is removed from office pursuant to any other provisions of our second amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our second memorandum and articles of association, whenever our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially and adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our second amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of such amount as we think expedient;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	subdivide our shares, or any of them, into shares of an amount smaller than that fixed by the memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled.

We may, by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Anti-money Laundering, Countering the Financing of Terrorism, and Counter Proliferation Financing—Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (as amended) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

We will not hold your personal data for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Economic Substance in the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (as amended) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

History of Share Issuances

The following is a summary of our share issuances since incorporation.

On October 19, 2021, the Company was incorporated in the Cayman Islands and had initial authorized share capital of US$50,000 divided into 50,000,000 Ordinary Shares with a par value of US$0.001 each.

On March 17, 2022, the Company issued a total of 9,999 Ordinary Shares to seven shareholders (the “Existing Shareholders”), including: 8,405 shares to CCSC Investment Limited, a company owned by Dr. Chi Sing Chiu and Ms. Woon Bing Yeung (“CCSC Investment”); 323 shares to Chiu-E Chang; 81 shares to Power Trend Holdings Limited, a company owned by Ching Jung Chen (“Power Trend”); 162 shares to Wen Yuh Chiao; 162 shares to Ding Shiue Chiu; 566 shares to Sky Interconnect Global Limited, a company owned by Lu-ming Peng (“Sky Interconnect”), and 300 shares to Cyber Generations Investment Limited, a company owned by several individual shareholders (“Cyber Generations”). On the same date, the Company transferred one Ordinary Share from Mega Fortune Group Limited to CCSC Investment Limited.

On May 5, 2022, the Company issued a total of 9,980,000 Ordinary Shares to the Existing Shareholders, including 8,389,188 shares to CCSC Investment; 322,354 shares to Chiu-E Chang; 80,838 shares to Power Trend; 161,676 shares to Wen Yuh Chiao and Ding Shiue Chiu, respectively; 564,868 shares to Sky Interconnect; and 299,400 shares to Cyber Generations.

On January 22, 2024, the Company completed its initial public offering (the “IPO”) and was listed on the Nasdaq Capital Market under the symbol “CCTG”. Pursuant to the IPO, 1,375,000 Ordinary Shares were issued at a price of $4.00 per share. On February 8, 2024, the underwriters of the IPO exercised their over-allotment option in full to purchase an additional 206,250 Ordinary Shares of the Company at the public offering price of US$4.00 per share. The net proceeds were $3.6 million after deducting underwriting discounts and commissions, and other issuance expenses.

On September 10, 2024, the authorized share capital of the Company was increased from 100,000,000 Ordinary Shares to 500,000,000 Ordinary Shares of a par value of US$0.0005 each. The Company also implemented a dual class structure of its share capital, and reclassified the authorized share capital of 500,000,000 Ordinary Shares to 495,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares.

As of September 30, 2024 and March 31, 2024, the Company’s issued Class A Ordinary Shares were 6,581,250 and 6,581,250, respectively, and its issued Class B Ordinary Shares were 5,000,000 and 5,000,000, respectively.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We will file the forms of indentures, as applicable, with the SEC and incorporate them by reference as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Ordinary Shares or Preferred Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares or Preferred Shares will not have any rights of holders of Ordinary Shares or Preferred Shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares or Preferred Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Ordinary Shares or Preferred Shares will not have any rights of holders of Ordinary Shares or Preferred Shares and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares or Preferred Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$15,310
FINRA fees		$15,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since March 31, 2024.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law. Legal matters as to Hong Kong law will be passed upon for us by P. C. Woo & Co.. Legal matters as to PRC law will be passed upon for us by Jincheng Tongda & Neal Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the fiscal years ended March 31, 2024 and 2023, incorporated herein by reference have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

The consolidated financial statements for the fiscal year ended March 31, 2022, incorporated herein by reference have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP was located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006. Effective on September 1, 2022, Friedman LLP combined with Marcum LLP.

On November 1, 2024, the Company terminated MarcumAsia and engaged Enrome as its independent registered public accounting firm. MarcumAsia’s reports on the Company’s consolidated financial statements for the years ended March 31, 2024 and 2023, did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles as defined in Item 16F of Form 20-F. In connection with the audits of the Company’s consolidated financial statements for the years ended March 31, 2024 and 2023, and through subsequent interim period preceding the dismissal date of November 1, 2024, there were no (i) disagreements between the Company and MarcumAsia on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, any of which, if not resolved to MarcumAsia’s satisfaction, would have caused MarcumAsia to make reference thereto in its audit report on the consolidated financial statements of the Company for such period, or (ii) “reportable events” as described in Item 16F(a)(1)(v)(A)-(D) of Form 20-F, except for the material weaknesses related to the Company’s internal control over financial reporting, including (i) a lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements and (ii) a lack of proper control related to logical access security management and system change management over the Company’s financial reporting system.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on July 22, 2024;

(2)	our unaudited condensed consolidated financial statements for the six months ended September 30, 2024 on Form 6-K, filed with the SEC on December 27, 2024;

(3)	our reports of foreign private issuer on Form 6-K filed with the SEC on November 8, 2024, September 10, 2024, and August 15, 2024;

(4)	The description of the Registrant’s Class A Ordinary Shares contained in the registration statement on Form 8-A, filed with the SEC on January 17, 2024, and any amendment or report filed for the purpose of updating such description.

(5)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(6)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2024 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

CCSC Technology International Holdings Limited

1301-03, 13/f Shatin Galleria, 18-24 Shan Mei St

Fotan, Shatin, Hong Kong

00852-26870272

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

 We are incorporated in the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages, include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have been informed by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. We have also been advised by Maples and Calder (Hong Kong) LLP that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Jincheng Tongda & Neal Law Firm, or JT&N, our counsel as to PRC law, has advised us that there is uncertainty as to whether the competent PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

JT&N has further advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. The competent PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between mainland China and the country or region where the judgment is made or on principles of reciprocity between jurisdictions. Mainland China does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether the competent PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for the competent PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in mainland China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to China for the competent PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

CCSC Technology International Holdings Limited

$100,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

We have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-270741), as amended, initially filed with the Securities and Exchange Commission on March 22, 2023)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5*	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.6*	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Maples and Calder (Hong Kong) LLP
23.1**	Consent of Friedman LLP
23.2**	Consent of Marcum Asia CPAs LLP
23.3**	Consent of Maples and Calder (Hong Kong) LLP (included as Exhibit 5.1)
23.4**	Consent of Jincheng Tongda & Neal Law Firm
23.5**	Consent of P. C. Woo & Co.
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on January 24, 2025.

CCSC Technology International Holdings Limited

By:	/s/ Kung Lok Chiu
Name:	Kung Lok Chiu
Title:	Chief Executive Officer, Director, and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kung Lok Chiu	Chief Executive Officer and Director	January 24, 2025
Name: Kung Lok Chiu	(Principal Executive Officer)

/s/ Chee Hui Law	Chief Financial Officer	January 24, 2025
Name: Chee Hui Law	(Principal Accounting and Financial officer)

/s/ Chi Sing Chiu	Director and Chairman of the Board of Directors	January 24, 2025
Name: Chi Sing Chiu

/s/ Sin Ting Chiu	Director	January 24, 2025
Name: Sin Ting Chiu

/s/ Wai Chun Tsang	Director	January 24, 2025
Name: Wai Chun Tsang

/s/ Tsz Fai Shiu	Director	January 24, 2025
Name: Tsz Fai Shiu

/s/ Kenneth Wang	Director	January 24, 2025
Name: Kenneth Wang

/s/ Pak Keung Chan	Director	January 24, 2025
Name: Pak Keung Chan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CCSC Technology International Holdings Limited, has signed this registration statement thereto in New York, NY on January 24, 2025.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.